UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2015
(Date of Report)

July 1, 2015
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The summary set forth herein does not purport to be a complete summary of the Loan Agreement (as defined below), or the Guaranty of Recourse Carveouts (the “Guaranty”) entered into by Sotheby’s in favor of HSBC Bank USA, National Association, in its capacity as Agent (as defined below), or the Environmental Indemnity Agreement (the “Environmental Indemnity”) entered into by Sotheby’s, 1334 York, LLC ("Borrower"), an affiliate of Sotheby's and Agent in connection with the Loan (as defined below), and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, and to the Guaranty, a copy of which is filed herewith as Exhibit 10.2, and to the Environmental Indemnity, a copy of which is filed herewith as Exhibit 10.3, and are incorporated by reference herein. Terms used, but not defined, in this Form 8-K have the meanings set forth in the Loan Agreement.
On July 1, 2015, Borrower entered into a Loan Agreement (the “Loan Agreement”) for a 7-year mortgage loan (“Loan”) in the amount of $325 million. The Loan is secured by the land and building located at 1334 York Avenue, New York, NY (the “York Property”). The York Property is home to Sotheby's sole North American auction salesroom, its principal North American exhibition space, the U.S. operations of its Finance segment, as well as its corporate offices. HSBC Bank USA, National Association is the administrative agent (“Agent”) on behalf of lenders making the Loan (collectively, the “Lenders”). The Loan refinances an existing loan on the York Property with an outstanding principal balance of approximately $220 million. After payment of the existing loan in-full and all closing costs, reserves, and expenses, Borrower received cash of approximately $98 million. The interest rate for the Loan is 1-month LIBOR plus a spread of 2.25%. However, the Loan is hedged by a 2-year swap and a 5-year collar as described below. Additionally, the Loan amortizes based on a 25-year mortgage-style amortization schedule.
In connection with the Loan, Borrower has entered into interest rate protection agreements with Agent as counterparty and secured by the Property, consisting of a 2-year swap and a 5-year collar, both of which have a notional amount equal to the amount of the Loan and its scheduled amortization, which will effectively hedge the LIBOR Rate on the entire outstanding principal balance of the Loan at a rate equal to 0.877% per annum for the first 2 years and no more than 3.75% per annum for the remainder of the term. Therefore, the interest rate for the first two years of the Loan will be approximately 3.13% and no more than 6% for the remainder of the term.
The Loan Agreement contains the following financial covenants, which are subject to additional terms and conditions as provided in the Loan Agreement:

•
As of the Payment Date in July 2020 (five years from the inception of the Loan Agreement), the Loan-to-Value (“LTV”) Ratio may not exceed 65% (the “Maximum LTV”) based on the then-outstanding principal balance of the Loan. If the LTV Ratio exceeds the Maximum LTV, Borrower may, at its option, post cash or a letter of credit or pay down the Loan without any prepayment penalty or premium, in an amount that will cause the LTV Ratio not to exceed the Maximum LTV.

•
At all times during the term of the Loan, the Debt Yield will not be less than 8.5% (the “Minimum Debt Yield”). If the Debt Yield falls below the Minimum Debt Yield, Borrower has the option to post cash or a letter of credit or prepay the Loan without any prepayment penalty or premium, in an amount that will cause the Loan to achieve the Minimum Debt Yield.

•
The Loan Agreement contains a cash sweep if Sotheby’s corporate credit rating from Standard & Poor’s Rating Services is downgraded to “BB-”, a requirement to deposit a certain amount of debt service reserves if the rating is downgraded to “B+” or “B”, and a pay down of the Loan such that the LTV Ratio is at most 65% if the rating is downgraded to lower than “B”.

•
At all times during the term of the Loan, Sotheby’s will, subject to the cure period set forth in the Loan Agreement and in the Guaranty, maintain a net worth of at least $425 million, tested annually by Agent. If, however, Sotheby's fails to maintain the required minimum net worth, it will have 60 days after notice from Agent to cure such default.

The Loan Agreement also includes events of default (with customary grace periods), including but not limited to: nonpayment of fees or other amounts when due; violations of covenants; inaccuracies of representations and warranties; cross-defaults; material misstatements, insolvency proceedings; sale or transfer of the Property or equity interests in Borrower not permitted by the Loan Documents or consented to by Agent; modification of the Master Lease or the Master Lease Guaranty; and acceleration by the lenders of Sotheby’s current line of credit with General Electric Capital Corporation as administrative agent.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit No.	Description of Exhibit

10.1
Loan Agreement, dated as of July 1, 2015, among 1334 York, LLC, as Borrower, HSBC Bank USA, National Association, as Agent, HSBC Bank USA, National Association and Industrial and Commercial Bank of China, Limited, New York Branch, as Lenders and collectively, as Lead Arranger, and the other Lenders from time to time a party thereto.

10.2	Guaranty of Recourse Carveouts, dated as of July 1, 2015, by Sotheby’s, as Guarantor, for the benefit of HSBC Bank USA, National Association, as Agent.

10.3	Environmental Indemnity Agreement, dated as of July 1, 2015, between 1334 York, LLC and Sotheby’s, in favor of HSBC Bank USA, National Association, as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	Jonathan Olsoff

Jonathan Olsoff
Senior Vice President,
Worldwide General Counsel and Corporate
Secretary
Date:	July 6, 2015

Exhibit Index

Exhibit No.	Description of Exhibit

10.1
Loan Agreement, dated as of July 1, 2015, among 1334 York, LLC, as Borrower, HSBC Bank USA, National Association, as Agent, HSBC Bank USA, National Association and Industrial and Commercial Bank of China, Limited, New York Branch, as Lenders and collectively, as Lead Arranger, and the other Lenders from time to time a party thereto.

10.2	Guaranty of Recourse Carveouts, dated as of July 1, 2015, by Sotheby’s, as Guarantor, for the benefit of HSBC Bank USA, National Association, as Agent.

10.3	Environmental Indemnity Agreement, dated as of July 1, 2015, between 1334 York, LLC and Sotheby’s, in favor of HSBC Bank USA, National Association, as Agent.